As filed with the Securities and Exchange Commission on May 8, 2001
                                                     Registration No. 333-04459

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                         -------------------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                                GANNETT CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                    16-0442930
(State or Other Jurisdiction of                 (I.R.S. Employer Identifion No.)
 Incorporation or Organization)

                              1100 Wilson Boulevard
                            Arlington, Virginia 22234
                    (Address of Principal Executive Offices)

            Gannett Co., Inc. 1978 Executive Long-Term Incentive Plan
                            (Full Title of the Plan)

                             Thomas L. Chapple, Esq.
              Senior Vice President, General Counsel and Secretary
                                Gannett Co., Inc.
                              1100 Wilson Boulevard
                            Arlington, Virginia 22234
                                  703/284-6000
            (Name, Address and Telephone Number of Agent for Service)
                                 ---------------

                                    Copy to:
                             John C. Partigan, Esq.
                                Nixon Peabody LLP
                         401 9th Street, N.W., Suite 900
                             Washington, D.C. 20004
                                 --------------

                              EXPLANATORY STATEMENT

         On May 24, 1996, a total of 24,000,000 shares of common stock of Gannett Co., Inc. (the "Company") were registered by Registration Statement on Form S-8, File No. 333-04459, as adjusted pursuant to Rule 416(b) to reflect the Company's two-for-one stock split effective on October 6, 1997, to be issued in connection with the Company's 1978 Executive Long-Term Incentive Plan (the "1978 Plan"). On May 8, 2001, the stockholders of the Company approved the Company's 2001 Omnibus Incentive Compensation Plan (the "2001 Plan"), which replaces the 1978 Plan. In excess of 12,000,000 shares of common stock of the Company which were registered in connection with the 1978 Plan have not been issued under the 1978 Plan and are not covered by outstanding stock options or other awards granted under the 1978 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at
Q.89 in the Securities Act Forms section of the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (January 1997), 11,990,000 of such shares are carried forward to, and deemed covered by, the new Registration Statement on Form S-8 in connection with the 2001 Plan.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

        The Registration Statement on Form S-8, File No. 333-04459, is incorporated by reference herein.

                                   SIGNATURES

         The REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on May 8, 2001.



                                  GANNETT CO., INC.



                                  By:/s/Thomas L. Chapple
                                     -----------------------------------
                                           Thomas L. Chapple
                                           Senior Vice President,
                                           General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                       TITLE                                  DATE

/s/Douglas H. McCorkindale
--------------------------
Douglas H. McCorkindale         Chairman, President, Chief          May 8, 2001
                                Executive Officer, Director

/s/Larry F. Miller
--------------------------
Larry F. Miller                 Executive Vice President and       May 8, 2001
                                Chief Financial Officer



/s/H. Jesse Arnelle
--------------------------
H. Jesse Arnelle                Director                           May 8, 2001


/s/Meredith A. Brokaw
--------------------------
Meredith A. Brokaw              Director                           May 8, 2001


/s/James A. Johnson
--------------------------
James A. Johnson                Director                           May 8, 2001


/s/Stephen P. Munn
--------------------------
Stephen P. Munn                 Director                           May 8, 2001


/s/Stephen P. Munn
--------------------------
Samuel J. Palmisano             Director                           May 8, 2001


/s/Karen Hastie Williams
--------------------------
Karen Hastie Williams           Director                           May 8, 2001